Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors of

Callidus Biopharma, Inc.

We have audited the accompanying financial statements of Callidus Biopharma, Inc. (a development stage enterprise), which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of loss, changes in stockholders’ equity (deficit), and cash flows for the years then ended and for the period from January 25, 2010 (inception) to December 31, 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States.  This includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.  An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Callidus Biopharma, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended and for the period from January 25, 2010 (inception) to December 31, 2012, in accordance with accounting principles generally accepted in the United States.

/s/ Windham Brannon

Atlanta, GA
November 8, 2013

Callidus Biopharma, Inc.

(A Development Stage Enterprise)

Balance Sheets

December 31, 2012 and 2011

	2012	2011

Assets

Current assets
Cash	$255,117	$27,331
Deferred tax asset - current	14,685	8,705

Total current assets	269,802	36,036

Property and equipment, net	111,118	68,452
Deferred tax asset - long term	170,298	46,447

Total assets	$551,218	$150,935

Liabilities and stockholders’ equity (deficit)

Current liabilities
Accounts payable	$18,820	$2,834
Accrued expenses and other current liabilities	36,350	74,202
Loan from stockholder	—	170,000

Total current liabilities	55,170	247,036

Stockholders’ equity (deficit)
Common stock	7,000	7,000
Preferred stock	2,094	—
Additional paid-in capital	2,306,697	695,061
Deficit accumulated during development stage	(1,819,743)	(798,162)

Total stockholders’ equity (deficit)	496,048	(96,101)

Total liabilities and stockholders’ equity (deficit)	$551,218	$150,935

The accompanying notes are an integral part of these financial statements.

Callidus Biopharma, Inc.

(A Development Stage Enterprise)

Statements of Loss

For the Years Ended December 31, 2012 and 2011 and

for the Period from January 25, 2010 (Inception) to December 31, 2012

	Year Ended December 31, 2012	Year Ended December 31, 2011	January 25, 2010 (Inception) to December 31, 2012

Revenues	$—	$—	$—

Operating expenses
Research and development	577,795	220,682	875,225
General and administrative	70,450	48,176	133,877
Salaries and wages	477,759	285,025	957,126
Depreciation	25,408	13,038	38,498

Total operating expenses	1,151,412	566,921	2,004,726

Deferred tax benefit	(129,831)	(30,960)	(184,983)

Net loss	$1,021,581	$535,961	$1,819,743

The accompanying notes are an integral part of these financial statements.

Callidus Biopharma, Inc.

(A Development Stage Enterprise)

Statements of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2012 and 2011 and

for the Period from January 25, 2010 (Inception) to December 31, 2012

	Common Stock		Preferred Stock		Additional Paid-in	Deficit Accumulated During
	Shares	Amount	Shares	Amount	Capital	Development Stage	Total

Issuance of common stock	400,000	$4,000	—	$—	$396,000	$—	$400,000

Stock compensation	—	—	—	—	159	—	159

Net loss for period from January 25, 2010 (inception) to December 31, 2010	—	—	—	—	—	(262,201)	(262,201)

Balance, December 31, 2010	400,000	4,000	—	—	396,159	(262,201)	137,958

Issuance of common stock	300,000	3,000	—	—	297,000	—	300,000
							—
Stock compensation	—	—	—	—	1,902	—	1,902

Net loss	—	—	—	—	—	(535,961)	(535,961)

Balance, December 31, 2011	700,000	7,000	—	—	695,061	(798,162)	(96,101)

Issuance of preferred stock	—	—	209,450	2,094	1,609,060	—	1,611,154

Stock compensation	—	—	—	—	2,576	—	2,576

Net loss	—	—	—	—	—	(1,021,581)	(1,021,581)

Balance, December 31, 2012	700,000	$7,000	209,450	$2,094	$2,306,697	$(1,819,743)	$496,048

The accompanying notes are an integral part of these financial statements.

Callidus Biopharma, Inc.

(A Development Stage Enterprise)

Statements of Cash Flows

For the Years Ended December 31, 2012 and 2011 and

for the Period from January 25, 2010 (Inception) to December 31, 2012

	Year Ended December 31, 2012	Year Ended December 31, 2011	January 25, 2010 (Inception) to December 31, 2012

Cash flows from operating activities
Net loss	$(1,021,581)	$(535,961)	$(1,819,743)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash compensation expense	2,576	1,902	4,637
Deferred income taxes	(129,831)	(30,960)	(184,983)
Depreciation	25,408	13,038	38,498
Changes in operating assets and liabilities:
Accounts payable	15,987	(137)	18,820
Accrued expenses and other current liabilities	(37,854)	35,091	36,350

Net cash used in operating activities	(1,145,295)	(517,027)	(1,906,421)

Cash flows from investing activities
Purchases of property and equipment	(68,073)	(73,474)	(149,616)

Net cash used in investing activities	(68,073)	(73,474)	(149,616)

Cash flows from financing activities
Loan from stockholder	—	170,000	—
Issuance of common stock	—	300,000	700,000
Issuance of preferred stock	1,441,154	—	1,611,154

Net cash provided by financing activities	1,441,154	470,000	2,311,154

Net increase (decrease) in cash	227,786	(120,501)	255,117

Cash
Beginning of period	27,331	147,832	—

End of period	$255,117	$27,331	$255,117

Non-cash investing and financing activities
Issuance of preferred stock upon conversion of loan from stockholder	$170,000	$—	$170,000

The accompanying notes are an integral part of these financial statements.

Callidus Biopharma, Inc.

Notes to Financial Statements

December 31, 2012 and 2011

1.                                      Nature of Operations

Callidus Biopharma, Inc., a Delaware corporation, (the Company) was formed on January 25, 2010 (inception) and immediately began development stage operations. The Company’s management and operations are governed by the amended and restated Bylaws adopted March 18, 2010.

The Company is a development stage enterprise and is a product-driven biotechnology company focused on developing superior products by combining the required scientific understanding of protein therapies with more efficient and cost-effective approaches for protein production to address deficiencies with existing biologics. The Company has used its deep understanding of enzyme replacement therapies (ERTs) for lysosomal storage disorder (LSDs) to create novel classes of molecules with new intellectual property, among which is a lead drug candidate for the treatment of Gaucher disease and line of sight on a new drug candidate for the treatment of Pompe disease. These drug candidates have the potential to be substantially more effective than current ERTs and, in the case of the treatment for Pompe disease, safer as well. Both Pompe and Gaucher are considered rare diseases, and the drugs used for treatment are accorded orphan drug status, accelerated approval and other benefits.

The Company conducts application research and development in the United States. The Company’s headquarters and primary operations are located in Pennsylvania.

2.                                      Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (US GAAP).

Development Stage Enterprise

The Company is in the development stage as more fully defined in Financial Accounting Standards Codification (FASC) 915.  In addition to the normal risks associated with a new business venture, there can be no assurance that the Company’s research and development will be successfully completed or that any approved product will be commercially viable.  The Company operates in an environment of intense competition, is dependent upon raising capital to fund the development activities described in Note 1, and is dependent upon the ability of its employees, consultant, and advisors to develop an economically feasible product or products.

The accompanying financial information does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could vary from these estimates.  On an ongoing basis, management reviews estimates based upon information that is currently available.  Changes in facts and circumstances may result in revised estimates, and any adjustment could be significant.

Cash

Cash consists of funds in a non-interest bearing deposit account in a commercial bank.  From time to time, the deposit account balance may exceed Federal Deposit Insurance Corporation insured limits.

Research and Development

The Company expenses all research and development costs as incurred.  Such expenses include legal fees, consulting fees, and certain laboratory and supply fees.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation and amortization are computed using straight line or accelerated methods over the estimated useful life of the laboratory equipment which is five years.

Maintenance and repair charges that do not increase the useful lives of the assets are charged to expense as incurred.  When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the statement of loss.

Rent Expense

Rent expense is recognized on a straight line basis over the term of the lease.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets, including tax loss carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense or benefit represents the change during the period in the deferred tax assets and deferred tax liabilities.  The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Management of the Company considers the likelihood of changes by taxing authorities in its filed income tax returns and would disclose potential significant changes that management believes are more likely than not to occur upon examination by tax authorities.  Management has not identified any uncertain tax positions in filed income tax returns that require disclosure in the accompanying financial statements.  The Company’s income tax returns since inception are subject to examination by tax authorities, and may change upon examination.

Share-Based Payments

The Company recognizes compensation for stock options as the fair value of the option at the date of the grant using the Black Scholes Option Pricing Model.

Subsequent Events

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements.  Subsequent events have been evaluated through November 8, 2013 which is the date the financial statements were available to be issued.

Subsequent to December 31, 2012, the Company issued 44,500 additional shares of common stock,  395,200 additional shares of preferred stock for $7.69, options for the purchase of 21,500 shares of Common Stock for an exercise price of $1.00 per share, and additional warrants for the purchase of 21,736 shares of Preferred Stock at an exercise price of $7.69.  Of the options issued, 20,450 options were exercised.

The Company has a potential stock sale to an unrelated third party, the final details of which have not been determined.

3.                                      Property and Equipment

At December 31, 2012 and 2011, property and equipment consisted of the following:

Laboratory equipment	$149,616	$81,542
Less accumulated depreciation	(38,498)	(13,090)

	$111,118	$68,452

4.                                      Stockholders’ Equity and Stock-Based Compensation

Stockholders’ Equity

The Company is authorized to issue two classes of capital stock, Common Stock and Preferred Stock.  The total number of shares of Common Stock that the Company is authorized to issue is 5,000,000 with a par value of $0.01 per share.  As of January 4,

2012, the Company is authorized to issue a total of 650,000 shares of Preferred Stock with a par value of $0.01 per share. The Preferred Stock consists of shares of Series A Preferred Stock (the Series A Preferred Stock).

Common Stock

During the period from January 25, 2010 (inception) to December 31, 2011, the Company sold 700,000 shares for $700,000 to officers of the Company.  The holders of each share of the common stock are entitled to one vote.

Preferred Stock

During 2012, the Company sold 187,350 shares for $1,441,154 to officers of the Company and third-party investors.  Also, in 2012, a $170,000 convertible loan payable was converted into 22,100 shares of the Series A Preferred Stock.

The Series A Preferred Stock is entitled to dividends, accruing day to day, whether or not declared, and shall be cumulative.  Dividends shall be payable only when, as, and if declared by the Board of Directors, and the Company shall be under no obligation to pay such accruing dividends.  No dividends on any shares of other class or series of stock of the Company will be paid unless the holders of the Series A Preferred Stock shall simultaneously receive a dividend of $0.3846 on each outstanding share of the Series A Preferred Stock in a formula as included in the Articles of Incorporation.  The Series A Original Issue Price shall be $7.6923 per share.  Preferred stock is convertible into common stock on a formula as described in the amended Articles of Incorporation.  In addition, preferred stock may be redeemed by the Company upon the occurrence of certain events and according to a formula as described in the amended Articles of Incorporation.  Under certain conditions, the preferred stockholders can require redemption of the preferred shares after the five year anniversary of their issue date.  The cumulative preferred dividend as of December 31, 2012 was $76,326.

Stock Incentive Plan and Stock Options

As of September 16, 2010, the Company established an Incentive Stock Plan which provides for the issuance of qualified and non-qualified stock options, stock appreciation rights, and restricted stock.  The Company may award a right to purchase up to a total of 340,000 shares of Common Stock in order to retain directors, executives and selected employees and consultants. Any options shall become exercisable over a period of not longer than five (5) years, and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually.  No option shall be exercisable in whole or in part prior to one year from the date it is granted unless the Board determines otherwise.  In no event shall any option be exercisable after the expiration of ten years from the date it is granted for less than 10% owners of the voting stock.  The exercise price for the options shall be the fair value of the shares at the date of the grant, with the exception of the more than 10% owners of the voting stock, which shall be at 110% of the fair value.  The fair value is determined by the Board in good faith.  All units vest ratably over a five year period from date of grant. Owners of more than 10% of the voting stock of the Company shall forfeit unexercised options after five years from the date of the grant; for other holders, options are forfeited at 10 years from date of grant.

Compensation expense is recognized over the service period for the fair value of the option at date of grant.  The Black Scholes Option Pricing Model used implied future volatility of 98%, the risk free rate published by the U.S. Federal Reserve Bank of .17%, and a 39% discount for lack of marketability.

A summary of options granted and related information for the years ended December 31, 2012 and 2011 and for the period from January 25, 2010 (inception) to December 31, 2012, is presented below:

						Compensation
				Months	Months			From January 25,
	# of	Exercise	Fair Value	Vested at	Vested at			2010 (Inception)
	Shares	Price	of Option	12/31/12	12/31/11	2012	2011	to Dec 31 2012
Series A Preferred
Granted Nov 2010	7,000	$1.00	$1.47	26	14	$895	$895	$1,938
Granted Dec 2010	1,000	1.00	1.47	25	13	128	128	267
Granted Feb 2011	3,000	1.00	1.47	23	11	959	879	1,838
Granted Jan 2012	4,645	1.00	1.47	12	—	594	—	594

Total compensation expense						$2,576	$1,902	$4,637

Warrants

On June 1, 2012, the Company issued warrants for holders to acquire a total of 1,188 shares of the Series A Preferred Stock at an exercise price of $7.69, which approximated fair value of the Company’s Common Stock at the date of grant. The warrants may also be exercised by a “cashless exercise” which allows the holder to exchange the warrant for the number of shares equal to number of shares in the notice of exercise, less the number of shares equal to the quotient of the total number and the exercise price by the current market value of the shares of the Company’s Common Stock, issuable upon conversion of one share of the Series A Preferred Stock.

5.                                      Lease Commitments

Operating

The Company leases office space under an operating lease agreement which expired in
April 2013, and was amended in February 2013 with a new expiration of March 31, 2014.  Future minimum lease payments required under the leases are:

2013	$60,663
2014	15,166
$75,829

Rent expense under the operating lease was $48,498 for year ended December 31, 2012, and $24,000 for the year ended December 31, 2011, and $72,498 for the period from January 25, 2010 (inception) to December 31, 2012.

6.                                      Income Taxes

The Company files federal income and state income tax returns.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The Company believes that the deferred tax asset relating to the net operating losses is unlikely to be realizable, and therefore, a valuation allowance has been recorded.  Intangible assets consist of legal costs incurred for documentation of a potential patent.

The table below summarizes the sources and expected tax consequences of approximate future taxable deductions (income), which comprise net deferred taxes for the Company as of
December 31, 2012 and 2011:

	2012	2011

Deferred tax asset
Net operating losses	$651,197	$303,597
Intangibles	183,863	71,191
Property and equipment	(13,565)	(24,744)
Accounts payable and accrued expenses	14,685	8,705
Less valuation allowance	(651,197)	(303,597)

Net deferred income tax asset	$184,983	$55,152

These deferred tax assets are included in the following captions:

	2012	2011

Current deferred tax asset	$14,685	$8,705
Long term deferred tax asset	170,298	46,447

Net deferred income tax asset	$184,983	$55,152

Loss carryforwards for federal income tax purposes at December 31, 2012 begin to expire in 2030 and are as follows:

	NOL Amount	Year Expiring

Tax net operating loss:
2010	$211,759	2030
2011	478,235	2031
2012	789,999	2032

Total tax net operating loss carryforwards	$1,479,993

7.                                      Related Party Transactions

A stockholder advanced the Company $170,000 during 2011. In 2012, this advance was converted to preferred stock.